Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Barry Buchholtz, the Chief Executive Officer of Orange 21 Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)    the Annual Report of the Company on Form 10-K for the period ended December 31, 2004 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By	/s/ Barry Buchholtz
Barry Buchholtz
Chief Executive Officer
(Principal Executive Officer)
March 30, 2005